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                                                                   EXHIBIT 4.2

                                                                EXECUTION COPY

                               PURCHASE AGREEMENT


                 This PURCHASE AGREEMENT is made as of September 30, 1997, by and between NATIONSCREDIT COMMERCIAL CORPORATION OF AMERICA, a North Carolina corporation (the "Seller"), having its chief executive office at 3350 Cumberland Circle, N.W., Suite 1000, Atlanta, Georgia 30339 and NATIONSCREDIT SECURITIZATION CORPORATION, a Delaware corporation (the "Purchaser"), having its chief executive office at 225 E. John Carpenter Freeway, Irving, Texas 75062- 2731.

                 WHEREAS, in the regular course of its business the Seller has purchased the Receivables (as hereinafter defined) and the security interests securing the same from the Dealer and in turn desires to sell the Receivables and such security interests to the Purchaser pursuant to this Purchase Agreement.

                 WHEREAS, the Seller and the Purchaser wish to set forth the terms pursuant to which the Receivables are to be sold by the Seller to the Purchaser, which Receivables will be transferred by the Purchaser, pursuant to the Pooling and Servicing Agreement (as hereinafter defined) to the NationsCredit Grantor Trust 1997-2 to be created thereunder, which Trust will issue certificates representing fractional undivided interests in such Receivables and the other property of the Trust (the "Certificates").

                 NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration, and the mutual terms and covenants contained herein, the parties hereto agree as follows:

                                   ARTICLE I
                              CERTAIN DEFINITIONS

                 Terms not defined in this Purchase Agreement shall have the meaning set forth in Articles VI and XI of the Pooling and Servicing Agreement. As used in this Purchase
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Agreement, the following terms shall, unless the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms of the terms defined):

                 "Assignment" shall mean the document of assignment attached to this Purchase Agreement as Exhibit A.

                 "Boat" means a new or used boat, boat motor or boat trailer securing an Obligor's indebtedness under the respective Marine Receivable.

                 "Capital Contribution" shall mean $1,813,681.98 which will be contributed to the capital of the Purchaser by the Seller on the Closing Date.

                 "Closing Date" shall mean October 23, 1997.

                 "Cutoff Date" shall mean September 30, 1997.

                 "Marine Receivable" shall mean any marine retail installment sale contract which shall appear on Exhibit B-1 hereto.

                 "Pooling and Servicing Agreement" shall mean the Pooling and Servicing Agreement (including the Standard Terms and Conditions of Agreement attached thereto) dated as of September 30, 1997 by and among NationsCredit Commercial Corporation of America as Servicer, the Purchaser as Depositor, and Bankers Trust Company as Trustee and Collateral Agent.

                 "Property" shall mean collectively, the Receivables, and all payments received thereunder after the Cutoff Date; all right, title and interest of the Seller in the security interest in the Boats granted by Obligors pursuant to the Marine Receivables and in the RVs granted by Obligors pursuant to the RV Receivables; all right, title and interest of the Seller in any proceeds from claims on any physical damage, credit life or disability insurance policies covering Boats and RVs or Obligors; all right, title and interest of the Seller in any proceeds from recourse to Dealers on Receivables; and any proceeds of all of the foregoing.
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                 "Prospectus" shall mean the Prospectus, dated October 16,
1997, relating to the Certificates.

                 "Purchase Agreement" shall mean this Purchase Agreement and all amendments hereof and supplements hereto.

                 "Purchaser" shall mean NationsCredit Securitization Corporation, a Delaware corporation, its successors and assigns.

                 "Receivable" shall mean the Marine Receivables and the RV Receivables.

                 "Receivables Purchase Price" shall mean $110,021,865.96.

                 "Repurchase Event" shall have the meaning specified in
Section 6.2 hereof.

                 "RV" means a new or used recreational vehicle securing an Obligor's indebtedness under the respective RV Receivable.

                 "RV Receivable" shall mean any recreational vehicle installment sale contract which shall appear on Exhibit B-2 hereto.

                 "Schedule of Receivables" shall mean the list of Marine Receivables and RV Receivables annexed hereto as Exhibits B-1 and B-2, respectively.

                 "Seller" shall mean NationsCredit Commercial Corporation of America, a North Carolina corporation, its successors and assigns.

                 "Trust" shall mean the NationsCredit Grantor Trust 1997-2.

                 "UCC" shall mean the Uniform Commercial Code, as in effect from time to time in the relevant jurisdictions.

                 "Underwriting Agreement" shall mean the Underwriting Agreement, dated October 16, 1997 between NationsBanc Montgomery Securities, Inc. as representative of the several underwriters and the Purchaser.






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                                   ARTICLE II
                        PURCHASE AND SALE OF RECEIVABLES

                 2.1      Purchase and Sale of Receivables.

                 On the Closing Date, subject to the terms and conditions of this Purchase Agreement, the Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller, the Property.

                          (a)  Transfer of Receivables.  On the Closing Date
and simultaneously with the transactions pursuant to the Pooling and Servicing Agreement, the Seller shall sell, transfer, assign and otherwise convey to the Purchaser, without recourse (except as otherwise agreed hereunder or under the Pooling and Servicing Agreement), all of its right, title and interest in and to the Property.

                 The Seller intends that the assignment and transfer herein contemplated constitute a sale of the Receivables, conveying good title thereto free and clear of any liens and encumbrances, from the Seller to the Purchaser and that such property not be part of the Seller's estate or property of the Seller in the event of any insolvency by the Seller, and the Purchaser acquiesces in such characterization. In the event that such conveyance is deemed to be, or to be made as security for, a loan, the Seller hereby grants to the Purchaser a first priority perfected security interest in all of the Seller's right, title and interest in and to the Receivables, and this Purchase Agreement shall constitute a security agreement under applicable law.

                          (b)  Receivables Purchase Price.  In consideration
for the Property, the Purchaser shall, on the Closing Date, pay to the Seller the Receivables Purchase Price. The amount paid to the Seller shall be in immediately available funds but shall be reduced by the Capital Contribution.

                 2.2 The Closing. The sale and purchase of the Receivables shall take place at a closing (the "Closing") at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane,






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New York, New York 10038 on the Closing Date, simultaneously with the closing under the Pooling and Servicing Agreement.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

                 3.1 Warranties of The Purchaser. The Purchaser hereby represents and warrants to the Seller as of the date hereof and as of the Closing Date:

                          (a)  Organization and Good Standing.  The Purchaser
shall have been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties shall be currently owned and such business is presently conducted, and has at all relevant times, and shall have, power, authority and legal right to acquire, own and sell the Receivables.

                          (b)     Due Qualification.  The Purchaser shall be
duly qualified to do business as a foreign corporation in good standing, and shall have obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

                          (c)     Power and Authority.  The Purchaser shall
have the power and authority to execute and deliver this Purchase Agreement and to carry out its terms; the Purchaser has full power and authority to sell and assign the Property to be sold and assigned to the Trustee as part of the Trust and shall have authorized such sale and assignment to the Trustee by all necessary corporate action and the execution, delivery and performance of this Purchase Agreement shall have been duly authorized by the Purchaser by all necessary corporate action.

                          (d)     Valid Sale; Binding Obligations.  This
Purchase Agreement shall evidence (A) a valid sale, transfer and assignment of the Receivables, enforceable against creditors of and purchasers from the Purchaser, and (B) a legal, valid and binding obligation of the Purchaser enforceable in accordance with its terms, subject to applicable bankruptcy,






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insolvency, reorganization, fraudulent conveyance and similar laws relating to creditors' rights generally and subject to general principles of equity.

                          (e)     No Violation.  The consummation of the
transactions contemplated by this Purchase Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a default under, the articles of incorporation or by-laws of the Purchaser, or any indenture, agreement or other instrument to which the Purchaser is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than the Pooling and Servicing Agreement), nor violate any law, any order, rule or regulation applicable to the Purchaser of any court or of any Federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Purchaser or its properties.

                          (f)     No Proceedings.  There are no proceedings or
investigations pending, or threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Purchaser or its properties: (A) asserting the invalidity of this Purchase Agreement; (B) seeking to prevent the consummation of any of the transactions contemplated by this Purchase Agreement; or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Purchaser of its obligations under, or the validity or enforceability of, this Purchase Agreement.

                          (g)     All Consents Required.  All approvals,
authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery by the Purchaser of this Purchase Agreement, the performance by the Purchaser of the transactions contemplated by this Purchase Agreement, and the fulfillment by the Purchaser of the terms hereof, have been obtained.

                          3.2     Representations and Warranties of the Seller.
(a) The Seller hereto represents and warrants to the Purchaser as of the date hereof and as of the Closing Date:






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                                  (i)  Organization and Good Standing.  The
         Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of North Carolina, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and has at all relevant times, and shall have, power, authority and legal right to acquire, own and sell the Receivables. The Seller's principal place of business and chief executive office as of the Closing Date is in Georgia.

                                  (ii)  Due Qualification.  The Seller is duly
         qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications.

                                  (iii)  Power and Authority.  The Seller has
         the power and authority to execute and deliver this Purchase Agreement and to carry out its terms; the Seller has full power and authority to sell and assign the Property to the Purchaser and shall have duly authorized such sale and assignment to the Purchaser by all necessary corporate action and the execution, delivery, and performance of this Purchase Agreement has been duly authorized by the Seller by all necessary corporate action.

                                  (iv)  Valid Sale; Binding Obligations.  The
         sale of the Receivables by the Seller to the Purchaser constitutes a valid sale, transfer and assignment of the Receivables, enforceable against creditors of and purchasers from the Seller, and this Purchase Agreement shall constitute a legal, valid and binding obligation of the Seller enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and similar laws relating to creditors' rights generally and subject to general principles of equity.

                                  (v)  No violation.  The consummation of the
         transactions contemplated by this Purchase Agreement and the fulfillment of the terms hereof does not and will not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time or both) a default under, the articles of






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         incorporation or by-laws of the Seller, or any indenture, agreement, or other instrument to which the Seller is a party or by which it shall be bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, or other instrument (other than the Pooling and Servicing Agreement); nor violate any law or any order, rule, or regulation applicable to the Seller of any court or of any Federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties.

                                  (vi)  No Proceedings.  There are no
         proceedings or investigations pending or threatened, before any court, regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Seller or its properties:
         (A) asserting the invalidity of this Purchase Agreement; (B) seeking to prevent the consummation of any of the transactions contemplated by this Purchase Agreement, or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of this Purchase Agreement.

                                  (vii)  All Consents Required.  All approvals,
         authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery by the Seller of this Purchase Agreement, the performance by the Seller of the transactions contemplated by this Purchase Agreement, and the fulfillment by the Seller of the terms hereof, have been obtained;

                          (b)     The Seller makes the following
representations and warranties as to the Receivables on which the Purchaser relies in accepting the Receivables. Such representations and warranties speak as of the Closing Date, but shall survive the sale, transfer, and assignment of the Receivables to the Purchaser and the subsequent assignment and transfer pursuant to the Pooling and Servicing Agreement:

                                  (i)  Characteristics of Marine Receivables.
         Each Marine Receivable (a) shall have been originated in the United States by a Dealer for the retail






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         sale of a Boat in the ordinary course of such Dealer's business, shall have been fully and properly executed by the parties thereto, shall be denominated in U.S. dollars, (b) shall have created or shall create a valid, subsisting and enforceable first priority perfected security interest in favor of the Seller in the related Boat (other than in the case of boat motors subject to certificate of title statutes that provide for perfection of the security interest in such boat motors by the filing of a UCC-1 financing statement), which security interest shall be validly assignable to the Purchaser, (c) shall contain customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security, (d) shall provide for level monthly payments (provided that the payment in the first or last month in the life of the Marine Receivable may be minimally different from the level payment) that fully amortize the Amount Financed by maturity and yield interest at the Annual Percentage Rate, and (e) shall provide for, in the event that such contract is prepaid, a prepayment that fully pays the Principal Balance and includes accrued but unpaid interest due pursuant to the terms of the related contract through the date of the prepayment in an amount at least equal to the Annual Percentage Rate.

                                  (ii) Characteristics of RV Receivables.  Each
         RV Receivable (a) shall have been originated in the United States by a Dealer for the retail sale of a RV in the ordinary course of such Dealer's business, shall have been fully and properly executed by the parties thereto, shall be denominated in U.S. dollars, (b) shall have created or shall create a valid, subsisting and enforceable first priority perfected security interest in favor of the Seller in the related RV, which security interest shall be validly assignable to the Purchaser, (c) shall contain customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security, (d) shall provide for level monthly payments (provided that the payment in the first or last month in the life of the RV Receivable may be minimally different from the level payment) that fully amortize the Amount Financed by maturity and yield interest at the Annual Percentage Rate, and (e) shall provide for, in the event that such contract is prepaid, a prepayment that fully pays the Principal Balance and






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         includes accrued but unpaid interest due pursuant to the terms of the related contract through the date of the prepayment in an amount at least equal to the Annual Percentage Rate.

                                  (iii)  Schedule of Receivables.  The
         information set forth in Exhibits B-1 and B-2 to this Purchase Agreement shall be true and correct in all material respects as of the close of business on the Cutoff Date, and no selection procedures believed to be adverse to the Purchaser shall have been utilized in selecting the Receivables.

                                  (iv)  Compliance with Law.  Each Marine
         Receivable and the sale of the related Boat and each RV Receivable and the sale of the related RV shall have complied at the time it was originated or made, and at the Closing Date shall comply in all material respects with all requirements of applicable Federal, State, and local laws, and regulations thereunder, including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Trade Commission Credit Practices Rule, State unfair and deceptive trade practice laws and the State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and any other applicable consumer credit laws and equal credit opportunity and disclosure laws.

                                  (v)  Binding Obligation.  Each Receivable
         shall represent the genuine, legal, valid, and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and similar laws relating to creditors' rights generally and subject to general principles of equity.

                                  (vi)  No Government Obligor.  None of the
         Receivables shall be due from the United States of America or any State or local government or from any agency, department, or instrumentality of the United States of America, any State or local government.






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                                  (vii)  Receivables in Force.  No Receivable
         shall have been satisfied, subordinated or rescinded, nor shall any Boat, in the case of Marine Receivables, or any RV in the case of RV Receivables have been released from the security interest granted by the related Marine Receivable or RV Receivable, as applicable, in whole or in part.

                                  (viii)  No Waiver.  No provision of a
         Receivable shall have been waived.

                                  (ix)  No Defenses.  The Receivables are free
         and clear of all security interests, liens, charges, and encumbrances and to the best knowledge of the Seller, no right of rescission, setoff, counterclaim, or defense shall have been asserted or threatened with respect to any Receivable.

                                  (x)  No Liens.  No liens or claims shall have
         been filed for work, labor, or materials relating to a Boat or RV that shall be liens prior to, or equal or coordinate with, the security interest in the Boat in the case of Marine Receivables or RV in the case of RV Receivables granted by the related Receivable.

                                  (xi)  No Default.  Except for payment
         defaults continuing for a period of less than 60 days as of the Cutoff Date, no default, breach, violation, or event permitting acceleration under the terms of any Receivable shall have occurred and the Seller has not waived and shall not waive any of the foregoing.

                                  (xii)  Insurance.  Each Obligor under the
         Marine Receivables has obtained physical damage insurance covering the related Boat and each Obligor under the RV Receivables, has obtained physical damage insurance covering the related RV, and in each case such Obligors are required under the terms of the related Receivable to maintain such insurance.

                                  (xiii)  Title.  It is the intention of the
         Seller that the sale and assignment herein contemplated constitute a sale of the Receivables from the Seller to the Purchaser and that the beneficial interest in and title to the Receivables not be part of the






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         debtor's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No Receivable has been sold, transferred, assigned, or pledged by the Seller to any Person other than the Purchaser. Immediately prior to the sale and assignment herein contemplated, the Seller had good and marketable title to each Receivable free and clear of all Liens, encumbrances, security interests and rights of others and, immediately upon the sale and assignment contemplated hereby, the Purchaser shall have good and marketable title to each Receivable, free and clear of all Liens, encumbrances, security interests, and rights of others and the sale and assignment has been perfected under the UCC.

                                  (xiv)    Lawful Assignment.  No Receivable
         shall have been originated in, or shall be subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Receivable under the Agreement shall be unlawful, void, or voidable.

                                  (xv)     Security Interest.  Upon the
         Receivables being conveyed to the Trust pursuant to Section 2.1 of the Agreement, the Trust shall have a perfected security interest under the UCC in the Receivables.

                                  (xvi)    One Original.  There shall be in
         existence one, and only one, original executed copy of each Receivable.

                                  (xvii)   UCC Characterization.  Each
         Receivable constitutes "chattel paper" under the UCC.

                                  (xviii)  Maximum Balance.  No Marine
         Receivable has a Principal Balance of greater than $50,000.

                                  (xix)    Original Maturity of Receivables.
         Each Receivable shall have an original maturity of not more than 180 months.

                                  (xx)     Remaining Maturity of Receivables.
         As of the Cutoff Date, each Receivable shall have a remaining maturity of not more than 180 months.

                                  (xxi)    Annual Percentage Rate.  Each Marine
         Receivable shall have a fixed Annual Percentage Rate of not less than 8.0002% and not greater than 19.0035%. Each RV Receivable shall have a fixed Annual Percentage Rate of not less than 8.0000% and not greater than 20.5001%.

                                  (xxii)   Ship Mortgage Act.  No Boat securing
         any Marine Receivable meets the requirements for documentation under the Ship Mortgage Act.

                                  (xxiii)  No Default.  Except for payment
         defaults continuing for a period of less than 60 days as of the Cutoff Date, no default, breach, violation or event permitting acceleration under the terms of any Receivable shall have occurred and neither NationsCredit Commercial nor the Purchaser shall have waived any of the foregoing.

                                  (xxiv)   Location of Receivable Files.  The
         Receivable Files shall be kept at the offices of NationsCredit Commercial at 1000 Holcomb Woods Parkway, Roswell, Georgia 30076 and at 2260 Douglas Boulevard, Suite 100, Roseville, California 95061.

                                  (xxv)    No Repossessions.  As of the Cutoff
         Date, no boat securing any Receivable is in repossession status.

                                  (xxvi)   No Bankruptcies.  As of the Cutoff
         Date, no Obligor on a Receivable was noted in the Receivable File as the subject of any bankruptcy proceeding.

                                  (xxvii)  Delinquencies.  As of the Cutoff
         Date, no Receivable shall have a payment that is 60 or more days delinquent.

                                   ARTICLE IV
                                   CONDITIONS

                 4.1 Conditions to Obligation of the Purchaser. The obligation of the Purchaser to purchase the Receivables is subject to the satisfaction of the following conditions:

                          (a)     Computer Files Marked.  The Seller shall
have, at its own expense, on or prior to the Closing Date, indicated in its computer files that the Receivables have been sold to the Purchaser pursuant to this Purchase Agreement and delivered to the Purchaser the Schedule of Receivables certified by the Chairman, the President, any Vice President, the Treasurer or the Assistant Treasurer to be true, correct and complete.

                          (b)     Documents to be delivered by the Seller at
the Closing.

                                  (i)      The Assignment.  At the Closing, the
         Seller will execute and deliver to the Purchaser the Assignment. The Assignment shall be substantially in the form of Exhibit A hereto.

                                  (ii)     Evidence of UCC Filing.  On or prior
         to the Closing Date, the Seller shall record and file, at its own expense, a UCC-1 financing statement in each jurisdiction in which required by applicable law, executed by the Seller, as seller or debtor, and naming the Purchaser, as purchaser or secured party, naming the Receivables and the other Property as collateral, meeting the requirements of the laws of each such jurisdiction and in such manner as is necessary to perfect the sale, transfer, assignment and conveyance of the Receivables and the Property to the Purchaser. The Seller shall deliver a file-stamped copy, or other evidence satisfactory to the Purchaser of such filing, to the Purchaser on or prior to the Closing Date.

                                  (iii)  Other Documents.  Such other documents
         as the Purchaser may reasonably request.

                          (c)     Other Transactions.  The transactions
contemplated by the Pooling and Servicing Agreement shall be consummated on the Closing Date.

                 4.2 Conditions to Obligation of the Seller. The obligation of the Seller to sell the Receivables to the Purchaser is subject to the satisfaction of the following conditions:

                          (a)     Representations and Warranties True.  The
representations and warranties of the Purchaser hereunder shall be true and correct on the Closing Date with the same effect as if then made, and the Purchaser shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date.

                          (b)     Receivables Purchase Price.  At the Closing
Date, the Purchaser will deliver to the Seller the Receivables Purchase Price as provided in Section 2.1(b) hereof.

                                   ARTICLE V
                            COVENANTS OF THE SELLER

                 The Seller agrees with the Purchaser as follows, provided, however, that to the extent that any provision of this ARTICLE V conflicts with any provision of the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall govern:

                 5.1      Protection of Right, Title and Interest.

                          (a)     Filings.  The Seller shall cause all
financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Purchaser in and to the Receivables and the other Property to be promptly filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Purchaser hereunder to the Receivables and the other Property. The Seller shall deliver to the Purchaser file-stamped copies of, or filing receipts for any document recorded, registered or filed as provided above, as soon as available following such recordation, registration or filing. The Purchaser shall cooperate fully with the Seller in connection with the obligations set forth above and will execute any and all documents reasonably requested to fulfill the intent of this Section 5.01(a).

                          (b)     Name Change.  Within fifteen days after the
Seller makes any change in its name, identity, principal place of business, chief executive office or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the applicable provisions of the UCC or any title statute, the Seller shall give the Purchaser notice of any such change and no later than five days after the effective date thereof shall file such financing statements or amendments as may be necessary to continue the perfection of the Purchaser's security interest in the Receivables and the other Property.

                          (c)     Other Actions.  The Seller shall cause such
additional actions to be taken as may be required by law to fully preserve and protect the right, title and interest of the Purchaser hereunder to the Property.

                 5.2 Other Liens or Interests. Except for the conveyances hereunder and pursuant to the Pooling and Servicing Agreement, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on the Property or any interest therein, and the Seller shall defend the right, title, and interest of the Purchaser in, to and under the Property (other than the Purchased Receivables) against all claims of third parties claiming through or under the Seller; provided, however, that the Seller's obligations under this Section 5.2 shall terminate upon the termination of the Trust pursuant to the Pooling and Servicing Agreement.

                 5.3 Chief Executive Office. During the term of the Receivables, the Seller will maintain its chief executive office in the United States, except for Colorado, Kansas, Louisiana, New Mexico, Oklahoma, Utah, Vermont or Wyoming. The Seller shall give the Purchaser at least 30 days prior written notice of any relocation of its chief executive office, or if as a result of any change, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement, and shall promptly file any such amendment or new financing statement.

                 5.4 Costs and Expenses. The Seller agrees to pay all costs and disbursements in connection with the perfection, as against all third parties, of the Purchaser's right, title and interest in and to the Receivables.

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

                 6.1 Obligations of Seller. The obligations of the Seller under this Purchase Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable.

                 6.2 Repurchase Events. The Seller hereby covenants and agrees with the Purchaser for the benefit of the Purchaser, the Trustee, the Certificateholders and the Surety Bond Issuer, that a breach of any of the Seller's representations and warranties contained in Section 3.2(b) hereof, which as a result of such breach would materially and adversely affect the interests of the Purchaser, the Certificateholders, the Surety Bond Issuer, unless such breach shall have been cured by the second Record Date following the discovery thereof (or at the Seller's option the first Record Date following discovery), shall constitute an event obligating the Seller to repurchase Receivables hereunder (a "Repurchase Event"), at the Purchase Amount from the Purchaser or from the Trust. The Purchase Amount shall be paid in the manner specified in Section 14.4(a) of the Pooling and Servicing Agreement on the Deposit Date. The repurchase obligation of the Seller shall constitute the sole remedy to the Certificateholders, the Trustee, the Surety Bond Issuer, or the Purchaser against the Seller with respect to any Repurchase Event.

                 6.3 Seller's Assignment of Purchased Receivables. With respect to all Receivables repurchased by the Seller pursuant to this Purchase Agreement, the Purchaser shall assign, without recourse, representation or warranty, to the Seller all the Purchaser's right, title and interest in and to such Receivables, and all Property and documents relating thereto.

                 6.4 Trust. The Seller acknowledges that the Purchaser will, pursuant to the Pooling and Servicing Agreement, sell the Property to the Trust on the Closing Date and assign its rights under this Purchase Agreement to the Trustee for the benefit of the Certificateholders and the Surety Bond Issuer and that the representations and warranties contained in this Purchase Agreement and the rights of the Purchaser under Sections 6.2 and 6.3 hereof are intended to benefit such Trust, the Certificateholder and the Surety Bond Issuer. The Seller hereby consents to such sale and assignment and the right of the Trustee to enforce directly the obligations of the Seller hereunder.

                 6.5 Amendment. This Purchase Agreement may be amended from time to time by a written amendment duly executed and delivered by the Seller and the Purchaser; provided, however, that any such amendment that materially adversely affects the rights of the Certificateholders or the Surety Bond Issuer under the Pooling and Servicing Agreement must be consented to by the Surety Bond Issuer and the Holders of Certificates evidencing not less than 51% of the Pool Balance.

                 6.6 Waivers. No failure or delay on the part of the Purchaser in exercising any power, right or remedy under this Purchase Agreement or the Assignment shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

                 6.7 Notices. All communications and notices pursuant hereto to either party shall be in writing and addressed or delivered to it at its address shown in the opening paragraph of this Purchase Agreement or at such other address as may be designated by it by notice to the other party and, if mailed, shall be deemed given when mailed.

                 6.8 Costs and Expenses. The Seller will pay all expenses incident to the performance of its obligations under this Purchase Agreement and the Seller agrees to pay all reasonable out-of-pocket costs and expenses of the Purchaser, including reasonable fees and expenses of counsel, in connection with the perfection as against third parties of the Purchaser's right, title and interest in and to the Receivables and the enforcement of any obligation of the Seller hereunder.

                 6.9 Representations to the Seller. The respective agreements, representations, warranties and other statements by the Seller and the Purchaser set forth in or made pursuant to this Purchase Agreement shall remain in full force and effect and will survive the Closing under Section 2.02 hereof.

                 6.10 Confidential Information. The Purchaser agrees that it will neither use nor disclose to any person the names and addresses of the Obligors, except in connection with the enforcement of the Purchaser's rights hereunder, under the Receivables, under any Pooling and Servicing Agreement or as required by law.

                 6.11 Headings and Cross-References. The various headings in this Purchase Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Purchase Agreement. References in this Purchase Agreement to Section names or numbers are to such Sections of this Purchase Agreement.

                 6.12 Governing Law. THIS PURCHASE AGREEMENT AND THE ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                 6.13 Counterparts. This Purchase Agreement may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

                 6.14 No Petition. The Seller will not institute against, or join any other person in instituting against, the Purchaser, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, until April 16, 2015.

                          IN WITNESS WHEREOF, the parties hereby have caused
this Purchase Agreement to be executed by their respective officers thereunto duly authorized as of the date and year first above written.

                                    NATIONSCREDIT SECURITIZATION CORPORATION



                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


                                    NATIONSCREDIT COMMERCIAL CORPORATION OF
                                    AMERICA


                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:

                                                                       Exhibit A



                                   ASSIGNMENT

                 For value received, in accordance with the Purchase Agreement dated as of September 30, 1997 (the "Purchase Agreement"), between the undersigned and NationsCredit Securitization Corporation (the "Purchaser"), the undersigned does hereby sell, assign, transfer and otherwise convey unto the Purchaser, without recourse (except as provided in the Purchase Agreement) all right, title and interest of the undersigned in and to: (i) the Receivables and all payments received thereunder after the Cutoff Date; (ii) the security interest in the Boats granted by Obligors pursuant to the Marine Receivables and in the RVs granted by Obligors pursuant to the RV Receivables; (iii) any proceeds from claims on any physical damage, credit life or disability insurance policies covering Boats and RVs or Obligors; (iv) any proceeds from recourse to Dealers on Receivables; and (v) any proceeds of all of the foregoing. The foregoing sale does not constitute and is not intended to result in any assumption by the Purchaser of any obligation of the undersigned to the Obligors, insurers or any other person in connection with the Receivables, Receivable Files, any insurance policies or any agreement or instrument relating to any of them.

                 This Assignment is made pursuant to and upon the representations, warranties, and agreements on the part of the undersigned contained in the Purchase Agreement and is to be governed by the Purchase Agreement.

                 Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Purchase Agreement.

                 IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of September 30, 1997.

                                                   NATIONSCREDIT COMMERCIAL
                                                     CORPORATION OF AMERICA


                                                   By:
                                                      --------------------------
                                                      Name:
                                                      Title:

                                                                     Exhibit B-1


                         Schedule of Marine Receivables
                              delivered to Trustee

                                  Exhibit B-2


                           Schedule of RV Receivables
                              delivered to Trustee

                                   Schedule A

                          Location of Receivable Files

1.       NationsCredit Commercial Corporation
         1000 Holcomb Woods Parkway
         Roswell, Georgia  30076

2.       NationsCredit Commercial Corporation
         2260 Douglas Boulevard, Suite 100
         Roseville, California 95061